Exhibit 99.1

Synergy Resources Issues Corrected Press Release

PLATTEVILLE, CO -- (Marketwired) – 01/09/15 -- Synergy Resources Corporation (NYSE MKT: SYRG), a U.S. oil and gas exploration and production company focused in the Denver-Julesburg Basin, issued a press release this morning regarding its fiscal first quarter results   which included an inadvertent error in the table depicting the Condensed Statement of Operations whereby the amounts of Income Tax Expense were omitted for both the current quarter and the comparable quarter of the prior year.  A corrected press release with tables for the period ended November 30th, 2014 is below.

Synergy Resources Reports Fiscal
First Quarter 2015 Results

Revenues up 121% to $42.5 Million, Driving Operating  Income up 104% to $14.8 Million and Net Income of $0.27 per Share;  Company to Host Earnings Conference Call Today, January 9th, 2015 at 11:00 a.m. ET 877-407-9122 Toll Free Dial-In, 201-493-6747 International/Local Dial-In

PLATTEVILLE, CO -- (Marketwired) – 01/09/15 -- Synergy Resources Corporation (NYSE MKT: SYRG), a U.S. oil and gas exploration and production company focused in the Denver-Julesburg Basin, reported its fiscal first quarter results for the period ended November 30th, 2014.

First Quarter 2015 Financial Highlights vs. Same Year-Ago Quarter

•	Revenues increased 121% to $42.5 million
•	Operating income increased 104% to $14.8 million
•	Adjusted EBITDA (a non-GAAP metric ) increased 161% to $33.4 million representing a 79% margin on revenues
•	Net Income increased 247% to $21.2 million
•	At November 30th , 2014, cash and equivalents totaled $47.1 million

First Quarter 2015 Operational Highlights

•
Net oil and natural gas production increased to 753,312 barrels of oil equivalent (BOE), averaging 8,278 BOE per day versus 3,208 BOE per day in the same year ago quarter, an average daily increase of 158%

•
As operator, completed 8 horizontal wells including one well on the Phelps pad, one mid-reach lateral well on the Eberle pad and six wells on the Weld 152 pad, all of which commenced production by November 30th, 2014

•	As of November 30th , 2014, the company was the operator of 39 producing horizontal wells in the Wattenberg Field

First Quarter 2015 Financial Results

Revenues totaled $42.5 million, up 17% from $36.3 million in the previous quarter and up 121% from $19.3 million in the year ago quarter.  The year-over-year improvement was attributed to a 158% increase in production, primarily from the new horizontal wells brought on line partially offset by a 14% decrease in the realized average selling price per BOE.  During fiscal Q1 2015, average selling prices were $73.69 per barrel of oil and $4.74 per mcf of gas, as compared to $93.06 and $4.86, respectively a year-ago.

Operating income decreased to $14.8 million down 5% from $15.5 million in the previous quarter and up 104% from $7.2 million in the same year-ago period.  Net income was $21.2 million or $0.27 per basic and $0.26 per diluted share, up from $10.4 million or $0.13 per basic and diluted share in the previous quarter and up 247% from $6.1 million or $0.08 per basic and diluted share in the same year-ago period.

Adjusted EBITDA (a non-GAAP financial measure) increased to $33.4 million, up 19% from
$28 million in the previous quarter and up 161% from $12.8 million in the same year-ago quarter.

As of November 30th, 2014, the company's cash and equivalents and short term instruments totaled $47.1 million, as compared to $34.8 million at August 31st, 2014.  At November 30th 2014, there was $77 million borrowed under the revolving line of credit.

The following tables present certain per unit metrics that compare results of the corresponding quarterly reporting periods:

	Three Months Ended
	November 30, 2014	November 30, 2013	Change
Production:
Oil (Bbls)	466,656	168,278	177%
Gas (Mcf)	1,719,938	741,755	132%

Total production in BOE	753,312	291,904	158%

Revenues (in thousands):
Oil	$34,386	$15,660	120%
Gas	8,152	3,606	126%
	$42,538	$19,266	121%
Average sales price:
Oil	$73.69	$93.06	-21%
Gas	$4.74	$4.86	-2%
BOE	$56.47	$66.00	-14%

“Bbl” refers to one stock tank barrel, or 42 U.S. gallons liquid volume in reference to crude oil or other liquid hydrocarbons.  “Mcf” refers to one thousand cubic feet.  A BOE (i.e. barrel of oil equivalent) combines Bbls of oil and Mcf of gas by converting each six Mcf of gas to one Bbl of oil.

Lease Operating Expenses (“LOE”)-The following table summarizes operating costs on a per unit basis:

	Three Months Ended
	November 30,	November 30,
	2014	2013
Production Costs	$3,035	$1,203
Work-Over	6	70
Lifting cost	3,041	1,273
Severance and ad valorem taxes	4,178	2,016
Total LOE	$7,219	$3,289

Per BOE:
Production costs	$4.03	$4.12
Work-Over	0.01	0.24
Lifting cost	4.04	4.36
Severance and ad valorem taxes	5.55	6.91
Total LOE	$9.59	$11.27

Depletion, Depreciation, and Amortization (“DDA”) – The following table summarizes the components of DDA:

	Three Months Ended
	November 30,	November 30,
(in thousands)	2014	2013
Depletion	$16,304	$5,490
Depreciation and amortization	150	101
Total DDA	$16,454	$5,591

DDA expense per BOE	$21.84	$19.15

General and Administrative (“G&A”) –The following table summarizes G&A expenses incurred and capitalized during the periods presented:

	Three Months Ended
	November 30,	November 30,
(in thousands)	2014	2013
G&A costs incurred	$4,613	$3,485
Capitalized costs	(503)	(317)
Total G&A	$4,110	$3,168

G&A Expense per BOE	$5.46	$10.85

Conference Call

The company will hold a conference call on Friday January 9th, 2015 at 11:00 a.m. Eastern time to discuss results for its fiscal first quarter ended November 30th, 2014.

Synergy Resources co-CEO Ed Holloway, co-CEO William Scaff, Jr., CFO Monty Jennings, COO Craig Rasmuson, and VP of Capital Markets and Investor Relations Jon Kruljac will host the presentation, followed by a question and answer period.
Date: Friday January 9th, 2015
Time: 11:00 a.m. Eastern time (9:00 a.m. Mountain time)

877-407-9122 Toll Free Dial-In (US & Canada)
201-493-6747 International/Local Dial-In

The conference call will be webcast simultaneously which you can access via this link: http://syrginfo.equisolvewebcast.com/q1-2015 and via the investor section of the company's web site at www.syrginfo.com.

Please call the conference telephone number 5-10 minutes prior to the start time.  An operator will register your name and organization. If you have any difficulty connecting with the conference call, contact Rhonda Sandquist with Synergy Resources at 970-737-1073.  A replay of the call will be available after 3:00 p.m. Eastern time on the same day and until
January 23rd, 2015.

Replay Dial-In Numbers
877-660-6853 Toll Free (US & Canada)
201-612-7415 International/Local
Replay ID#411931

About Synergy Resources Corporation
Synergy Resources Corporation is a domestic oil and natural gas exploration and production company. Synergy's core area of operations is in the Denver-Julesburg Basin, which encompasses Colorado, Wyoming, Kansas, and Nebraska. The Wattenberg field in the D-J Basin ranks as one of the most productive fields in the U.S. The company's corporate offices are located in Platteville, Colorado. More company news and information about Synergy Resources is available at www.syrginfo.com.

Important Cautions Regarding Forward Looking Statements

This press release may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as "believes", "expects", "anticipates", "intends", "plans", "estimates", "should", "likely" or similar expressions, indicates a forward-looking statement. These statements are subject to risk and uncertainties and are based on the beliefs and assumptions of management, and information currently available to management. The actual results could differ materially from a conclusion, forecast or projection in the forward-looking information. Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection as reflected in the forward-looking information. The identification in this press release of factors that may affect the company's future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Factors that could cause the company's actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the success of the company's exploration and development efforts; the price of oil and gas; worldwide economic situation; change in interest rates or inflation; willingness and ability of third parties to honor their contractual commitments; the company's ability to raise additional capital, as it may be affected by current conditions in the stock market and competition in the oil and gas industry for risk capital; the company's capital costs, which may be affected by delays or cost overruns; costs of production; environmental and other regulations, as the same presently exist or may later be amended; the company's ability to identify, finance and integrate any future acquisitions; and the volatility of the company's stock price.

About Non-GAAP Financial Measures

The company uses "adjusted EBITDA," as a non-GAAP financial measure to evaluate financial performance such as period-to-period comparisons. This Non-GAAP measure is not defined under U.S. GAAP and should be considered in addition to, not as a substitute for, indicators of financial performance reported in accordance with U.S. GAAP. The company may use non-GAAP measures that are not comparable to measures with similar titles reported by other companies. Also, in the future, the company may disclose different non-GAAP financial measures in order to help investors more meaningfully evaluate and compare the company's future results of operations to its previously reported results. The company encourages investors to review its financial statements and publicly-filed reports in their entirety and not rely on any single financial measure. The section titled "Reconciliation of Non-GAAP Financial Measures" includes a detailed description of this measure as well as reconciling to its most similar U.S. GAAP measure.

Reconciliation of Non-GAAP Financial Measures

The company defines adjusted EBITDA as net income adjusted to exclude the impact of interest expense, interest income, income taxes, depreciation, depletion and amortization, stock based compensation, and the plus or minus change in fair value of derivative assets or liabilities. The company believes adjusted EBITDA is relevant because it is a measure of cash flow available to fund capital expenditures and service debt and is a metric used by some industry analysts to provide a comparison of its results with its peers. The following table presents a reconciliation of the company's non-GAAP financial measures to the nearest GAAP measure.

	Three Months Ended
	November 30	November 30
(in thousands)	2014	2013
Adjusted EBITDA:
Net income	$21,151	$6,100
Depletion, depreciation and amortization	16,454	5,591
Provision for income tax	11,744	3,387
Stock-based compensation	793	419
Commodity derivative change	(16,708)	(2,636)
Interest income	-	(31)
Adjusted EBITDA	$33,434	$12,830

Financial Statements
Condensed financial statements are included below. Additional financial information, including footnotes that are considered an integral part of the financial statements, will be included in Synergy's Edgar Filings at www.sec.gov on Form10-Q for the period ended November 30th, 2014.

SYNERGY RESOURCES CORPORATION
CONDENSED BALANCE SHEETS
(unaudited, in thousands)

	November 30,	August 31,
	2014	2014
ASSETS
Cash and short term investments	$47,111	$34,753
Other current assets	65,331	33,487
Total current assets	112,442	68,240
Oil and gas properties and other equipment	427,239	379,400
Other assets	5,384	902
Total assets	$545,065	$448,542

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities	$115,917	103,578
Revolving credit facility	77,000	37,000
Asset retirement obligations	5,109	4,730
Commodity derivative	-	307
Deferred tax liability, net	33,296	21,437
Total liabilities	231,322	167,052
Shareholders' equity:
Common stock and paid-in capital	276,973	265,871
Retained earnings	36,770	15,619
Total shareholders' equity	313,743	281,490
Total liabilities and shareholders' equity	$545,065	$448,542

SYNERGY RESOURCES CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended
	November 30,	November 30,
	2014	2013

Oil and gas revenues	$42,538	$19,266
Expenses:
Lease operating expenses	3,041	1,273
Production taxes	4,178	2,016
Depreciation, depletion, and amortization	16,454	5,591
General and administrative	4,110	3,168
Total expenses	27,783	12,048
Operating income	14,755	7,218

Other income (expense):
Commodity derivative realized gain (loss)	1,432	(398)
Commodity derivative unrealized gain	16,708	2,636
Interest income, net	-	31
Total other income	18,140	2,269
Income tax provision	11,744	3,387
Net income	$21,151	$6,100
Net income per common share:
Basic	$0.27	$0.08
Diluted	$0.26	$0.08
Weighted average shares outstanding:
Basic	79,008,719	73,674,865
Diluted	80,141,152	76,044,605

SYNERGY RESOURCES CORPORATION
CONDENSED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)
	Three Months Ended
	November 30,	November 30,
	2014	2013

Cash flows from operating activities:
Net income	$21,151	$6,100
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation, depletion, and amortization	16,454	5,591
Provision for deferred taxes	11,744	3,387
Other, non-cash items	(15,915)	(2,217)
Changes in operating assets and liabilities	1,001	2,052
Total adjustments	13,284	8,813
Net cash provided by operating activities	34,435	14,913
Cash flows from investing activities:
Acquisition of property and equipment	(66,137)	(57,127)
Earnest money deposit	(6,250)	-
Net proceeds from short term investments	-	19,987
Net cash used in investing activities	(72,387)	(37,140)
Cash flows from financing activities:
Equity financing activities:	10,699	23,771
Debt financing activities	40,000	-
Other	(389)	(34)
Net cash provided by financing activities	50,310	23,737
Net increase in cash and equivalents	12,358	1,510
Cash and equivalents at beginning of period	34,753	19,463
Cash and equivalents at end of period	47,111	20,973
Short term investments	-	-
Cash, equivalents and short term investments	$47,111	$20,973

Investor Relations Contact:
Jon Kruljac
Synergy Resources Corporation
jkruljac@syrginfo.com
Tel (970) 737-1073

Company Contact:
Rhonda Sandquist
Synergy Resources Corporation
rsandquist@syrginfo.com
Tel (970) 737-1073

Source:  Synergy Resources Corporation